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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use (or incorporation by reference) of our report, dated March 10, 2000, covering our audit of the consolidated financial statements of PetroQuest Energy, Inc. as of December 31, 1999 and 1998 and for the years then ended, included in this Form 10-K, and incorporated by reference into the Company's previously filed Registration Statements on form S-8 (Registration No. 333-65401) and on Form S-3 (Registration No. 333-89961).


Arthur Andersen LLP
New Orleans, Louisiana
March 30, 2000